UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2021

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7301 Ohms Lane
Suite 600
 Edina, Minnesota, 55439
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (952) 820-2518

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	STKL	The Nasdaq Stock Market LLC
Common Shares	SOY	The Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL AGREEMENT.

On August 19, 2021, SunOpta Inc. (the "Company") announced further details regarding the development of its new plant-based beverage facility to be located in the Dallas-Fort Worth, Texas Metropolitan area. In connection with this new facility, on August 13, 2021, SunOpta Grains and Foods Inc. (the "Subsidiary"), a wholly owned subsidiary of the Company, entered into a Lease Agreement with Cornerstone Development Partners, LLC, an Ohio limited liability company (the "Landlord"), with an effective date of August 13, 2021 (the "Lease"). Pursuant to the Lease, the Subsidiary will lease a building with approximately 284,495 square feet of space to be constructed on land located in Ellis County, Texas (the "Facility"). The Subsidiary intends to use the Facility for manufacturing, processing, distributing and warehousing food products and ancillary general administrative office use.

The date on which the Subsidiary will become responsible for paying rent under the Lease (the "Term Commencement Date") will be the first day of the first month after substantial completion of the Facility by the Landlord, which is expected to occur by August 15, 2022. The initial term of the Lease will commence on the Term Commencement Date and expire one hundred eighty months following the Term Commencement Date. The Lease provides for three options for the Subsidiary to extend the Lease for additional five-year periods.

The Subsidiary's monthly base rent for the Facility will start at approximately $233,523 commencing on the Term Commencement Date and increase on an annual basis up to a maximum monthly base rent of approximately $308,129. The Subsidiary will be obligated to pay the Landlord for certain costs, taxes and operating expenses as specified in the Lease.

The cost of the build-out of the facility is expected to be principally lease financed, with the manufacturing equipment expected to be primarily financed under the Company's existing delayed draw term loan, which was put in place in December 2020.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the Lease, a complete copy of which is incorporated herein by reference and is filed as Exhibit 10.1 to this report.

In connection with the Lease, the Company entered into a Guaranty of Lease, dated August 13, 2021 (the "Guaranty"), pursuant to which the Company has guaranteed the payments and other obligations of the Subsidiary pursuant to the Lease.

The foregoing description of the Guaranty does not purport to be complete and is qualified in its entirety by reference to the Guaranty, a complete copy of which is incorporated herein by reference and is filed as Exhibit 10.2 to this report.

ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

10.1	Lease Agreement dated August 13, 2021 between SunOpta Grains and Foods Inc. and Cornerstone Development Partners, LLC
10.2	Guaranty Of Lease dated August 13, 2021 by SunOpta Inc. in favor of Cornerstone Development Partners, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By	/s/ Scott Huckins

Scott Huckins
Chief Financial Officer

Date	August 19, 2021